Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement and related Prospectus of our reports dated March 6, 2001 included in Sequa Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement and related Prospectus.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


New York, New York
May 23, 2001